Exhibit 99.2

Kentucky USA Energy, Inc. Announces
Further Drilling Developments

London, KY July 31, 2008: Kentucky USA Energy, Inc. (OTCBB: KYUS), an early stage natural gas exploration and production company, announced today further drilling developments on the New Albany Shale drilling operation. After logging Francis Grace #1 well, the geophysical log confirms that the shale formation encountered in this well is comparable to wells evaluated in the original reserves study. The 4 ½” production casing has been run into the well. Further completion on Francis Grace # 1 is ongoing.

Drilling is presently at 1500 feet on Hunter Wells #1. While evaluating the drilling samples, COO of Kentucky USA Energy, C G Collins has determined that the two formations in the upper part of the well have been encountered at a higher level than anticipated. If carried through to total depth, this could be very positive. In addition, the drilling rig has rigged up and spudded-in on the Slinker #1B well.

“We are very encouraged by the early indications we have received,” Steven Eversole, CEO of Kentucky USA Energy commented. “We anticipate the positive indications of the Francis Grace #1 to be carried into production. As we drill and complete the next few wells, the Company will begin the next phase of our operation, which is to lay the gathering system, tie-in the wells and commence gas sales to a major purchaser.”

About Kentucky USA Energy, Inc.
Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements
Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact Information
Corporate Contact:
Kentucky USA Energy, Inc.
Steven Eversole, CEO
Ph: 606-878-5987

Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com